representations or agreements, verbal or written, among the parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, representations or warranties other than those contained in this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

STOCKHOLDER:

Print Name: Kevin Bachus

COMPANY:

Infinium Labs Corporation

By:____________________________

Its Duly Authorized Officer

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EXHIBIT 6

SECTION 83(B) ELECTION

This statement is made under Section 83(b) of the Internal Revenue Code of 1986, as amended, pursuant to Treasury Regulations Section 1.83-2.

1. The taxpayer who performed the services is:

Name: Kevin Bachus

Address:________________

Social Security No.:________________

2. The property with respect to which the election is made is __________ shares of the common stock of Infinium Labs Corporation.

3. The property was transferred on ________________, 2003.

4. The taxable year for which the election is made is the calendar year 2003.

5. The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property at the original purchase price if for any reason taxpayer's service with the issuer is terminated. The issuer's repurchase right lapses in a series of installments over a thirty-six (36) calendar month period ending on ________________, 2006

6. The fair market value of such property at the time of transfer (determined without regard to any restriction other than a restriction that, by its terms, will never lapse) is $______ per share.

7. The amount paid for such property is $______ per share.

8. A copy of this statement was furnished to Infinium Labs Corporation, for whom taxpayer rendered the services underlying the transfer of such property.

9. This statement is executed on ________________, 2003.

________________ ________________
Signature of Spouse (if any) Signature of Taxpayer

Within thirty (30) days after executing the Stockholder Vesting Agreement, this election must be filed with the Internal Revenue Service Center where the Purchaser files his or her federal income tax returns. The filing should be made by registered or certified mail, return receipt requested. The Purchaser must (a) file a copy of the completed form with his or her federal tax return for the current tax year and (b) deliver an additional copy to the Company.

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EXHIBIT 10

CONSENT OF SPOUSE

I, Chanel Summers, spouse of Kevin Bachus, have read and approved the foregoing Stockholder Vesting Agreement. In consideration of the right of my spouse to acquire Restricted Stock in Infinium Labs Corporation, as set forth in such Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights of such Agreement insofar as I may have any rights under such community property laws of the State of Washington or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: 11/1/03

Signature

Print Name: Chanel Summers

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INFINIUM LABS CORPORATION
EXECUTIVE CONFIDENTIALITY AGREEMENT

THIS EXECUTIVE CONFIDENTIALITY AGREEMENT ("Agreement") made as of November 1, 2003, by and between Infinium Labs Corporation, a Delaware corporation (which, together with each of its subsidiaries, is referred to herein as "Employer"), and the employee executing this Agreement ("Employee").

WHEREAS, Employer desires to employ Employee and Employee desires to be employed by Employer, or Employee is currently employed by Employer and desires to continue said employment and Employer desires to continue employing Employee; and

WHEREAS, Employer has through its research, creativity, and experience, developed and acquired valuable Confidential Information (as defined herein); and

WHEREAS, Employee acknowledges that he or she may contribute to, receive, or possess such Confidential Information, and further acknowledges that Employer will suffer irreparable harm if Employee, after developing and/or becoming familiar with any such Confidential Information, makes any unauthorized disclosure or communication thereof to any third party or makes any use of such Confidential Information wrongfully or in competition with Employer; and

WHEREAS, Employee acknowledges that the execution of this Agreement is an express condition of Employee's employment or continued employment with Employer.

NOW, THEREFORE, in consideration of the covenants herein, and in further consideration of Employee's employment or continued employment by Employer, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Employer and Employee, with the intent of being legally bound hereby, agree as follows:

1. <u>Confidential Information</u>. As used herein, the term "Confidential Information" shall mean any information proprietary to Employer (whether in writing, or in oral, graphic, electronic or any other form) and not generally known, including without limitation Trade Secrets (as defined herein), Inventions (as defined herein), technology whether now known or hereafter discovered, and information pertaining to research, development, techniques, engineering, purchasing, marketing, selling, forecast, accounting, licensing, know-how, processes, products, equipment, devices, models, prototypes, computer hardware, device, design, schematic, computer programs and flow charts, algorithm, program code, software libraries, databases, formulae, compositions, discoveries, cost systems, customer lists, the particular needs and requirements of customers, the identity of customers and potential customers, business and financial affairs of Employer, and pending business transactions. Information may be deemed Confidential Information regardless of its source, and all information designated or treated as Confidential Information by Employer shall conclusively be deemed Confidential Information for all purposes.

The term "Confidential Information" shall *not* apply to the following: (a) information that is or becomes public knowledge other than through the fault of Employee; (b) information that is received by Employee from a third party who is under no obligation to keep the information confidential; (c) information that Employee can show by written records was in Employee's possession prior to the date of disclosure of the Confidential Information in question by Employer; or (d) information which is individually developed by Employee, and which Employee can show by written or other tangible evidence was so independently developed without reference to any Confidential Information of Employer. The burden of proving the foregoing exceptions shall be on Employee.

As used herein, the term "Trade Secret" shall mean information, including but not limited to, technical or nontechnical data, a formula, pattern, compilation, program, device, method, technique, or process, that: (i) derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

As used herein, the term "Invention" shall mean all ideas, conceptions, techniques, works of authorship discoveries, developments, improvements, innovations, computer programs, software, products, and methods, systems or plans whether or not shown or described in writing or reduced to practice or use, and whether or not entitled to the protection of applicable patent, trademark, copyright, or similar laws, relating in any manner to any of Employer's present or future products, services, manufacturing or research.

Employee shall, during the course of Employee's employment and at all times subsequent to Employer's employment, hold in strictest and total confidence all Confidential Information. Employee will at no time, without prior written authorization by Employer, disclose, assign, transfer, convey, communicate, or use for the benefit of any person or entity other than Employer any Confidential Information, nor shall Employee permit any other person or entity to use Confidential Information in competition with Employer.

Employee shall not, directly or indirectly, retain, remove or destroy, without the Employer's advance written approval (which approval may be withheld for any or no reason), any document, diskette or other media containing any Confidential Information or any list, data, file, book, design, record, manual, drawing, formula, contract, document, schedule, source code, object code, specification, computer system, program, or software, or other written or electronic information pertaining to Confidential Information, except for items that are strictly Employee's personal property, and Employee shall not copy, reproduce, modify, decompile or reverse engineer any Confidential Information. Employee shall take all reasonable precautions to protect the physical security of

all documents and other material containing Confidential Information (regardless of the medium on which the Confidential Information is stored). This Agreement applies to all Confidential Information, whether now known or later to become known to Employee. At the request of an executive officer of the Employer at any time while or after Employee is an employee or an independent contractor of the Employer, Employee shall allow an executive officer, and his respective agents, attorneys, and designated representatives, access to any written reports and records used by Employee for business or investment purposes and every personal computer, laptop computer, hand-held personal computer, and computer tape, disk, diskette, hard drive, and other electronic media and storage devices that are used by Employee (whether or not owned by the Employer, Employee, or any related person to Employee) for the purpose of determining whether they contain any Confidential Information that should be returned to the Employer.

2. Return of Confidential Information. Upon termination of Employee's employment with Employer or at any other time upon Employer's request, Employee shall deliver promptly to Employer all originals and all copies (including photocopies, facsimiles, and computer or other means of electronic storage whether now known or hereafter discovered) of all manuals, letters, notes, notebooks, reports, computer programs and flow charts, and similar items, memoranda, lists of customers, and all other materials and copies thereof, including all equipment and tangible personal property entrusted to Employee by Employer, relating in any way to Confidential Information or the business of Employer or any affiliated companies and subsidiaries of Employer. Employee will not make or retain any copies of the foregoing and will so represent to Employer upon Employee's termination of employment.

3. Work Made for Hire; Inventions. All work Employee performs for Employer that is fixed in any tangible medium of expression shall be considered a "work made for hire" for the sole and exclusive benefit of Employer according to copyright laws ("Work"). Employee assigns to Employer the entire right, title, and interest in and to any and all Work, designs, drawings, conceptions, and improvements, including any copyrights in all original works of authorship fixed in any tangible medium of expression heretofore or hereafter created for Employer by Employee, or furnished to Employer, whether such Works are created by Employee solely or jointly with others. For all such original Work, Employee agrees to provide documentation satisfactory to Employer to assure the originality of all such Work and conveyance of all such right, title and interest, including any patents, trademarks, and copyrights in the Work to Employer.

Employee shall promptly and fully disclose to Employer and Employee shall hold in trust for Employer's sole right and benefit any Invention that Employee makes, conceives, or reduces to practice, or causes to be made, conceived, or reduced to practice during the period when Employee is employed with Employer; provided, however, that this disclosure obligation shall only be applicable to those Inventions that relate in any manner to subject matter pertaining to Employee's employment, or that relate in any manner or are directly or indirectly connected with the business, services, products, projects, or Confidential Information of Employer, or that involve in any manner the use of any time, material, or facilities of Employer, or services of any of Employer's Employees.

Employee, without compensation, hereby assigns to Employer all of Employee's right, title and interest in and to all such Inventions that are subject to the disclosure obligations hereof and hereby agrees, upon Employer's request, to execute, verify, and deliver to Employer documents including, but not limited to, assignments and applications for Letters of Patent, trademark or copyright registrations, or any other form or method of government protection provided by any local, state, or federal laws of the United States or any other country or political subdivision thereof, and whether such protection is now known or subsequently derived, and to perform such other acts, including, but not limited to, appearing as a witness in any action brought in connection with this Agreement, that is deemed reasonably necessary or appropriate by Employer to allow it to obtain the sole right, title, interest and benefit of all such Inventions.

The assignment of Inventions herein and Employee's agreements in connection therewith shall not apply to any Invention for which: (a) no equipment, supplies, facilities, or Confidential Information of Employer or services of any of Employer's Employees was used; (b) was developed entirely on Employee's own time; (c) does not relate to the business of Employer or Employer's actual or demonstratively anticipated research or development; and (d) which does not result from any work performed by Employee for Employer.

4. No Other Restrictive Covenants. Employee represents warrants to the Employer that Employee is not under any other contract or agreement with any other person that precludes Employee from becoming or remaining as an employee or independent contractor of the Employer; and, Employee is not a party to any restrictive covenant limiting Employee's right to work or perform services for the Employer in any capacity whatsoever. Employee further warrants that in performing Employee's duties as an employee or independent contractor of the Employer, Employee shall not use and does not possess any confidential information or proprietary information, trade secrets, or other property of any kind which will violate or could result in a violation of any contract or agreement or legal right of any other person. Employee shall indemnify and hold harmless the Employer from and against any and all costs, liabilities, expenses, claims, losses and damages (whether treble, punitive, incidental consequential) arising directly or indirectly from a breach of the warranties provided by Employee in this Section 4 or a violation by Employee of any trade secrets, proprietary or confidential information, obligation, or property or legal rights of any other person.

5. Not an Employment Agreement. This Agreement is not an employment agreement between Employee and Employer, but is a separate and severable agreement. Except for the Employer's execution of a Proprietary Information and Invention Assignment

Agreement, this Agreement supersedes all other agreements of any nature whatsoever with regard to the subject matter hereof, but shall have no effect on any part of any pre-existing or later entered into agreement by and between Employee and Employer regarding matters not addressed herein. This Agreement does not create any right to employment or continued employment of Employee with Employer.

6. **Remedies**. Employee acknowledges that the Confidential Information referred to in and the subject of this Agreement are unique in that the disclosure or use of the Confidential Information other than in furtherance of Employer's business in violation of the covenants and promises contained in the Section of this Agreement entitled "Confidential Information" will result in irreparable harm to Employer. Accordingly, in addition to whatever other remedies Employer and/or its successors or assigns may have at law, in equity, or pursuant to this Agreement, Employee specifically covenants and agrees that Employer and/or its successors and assigns shall be entitled to apply to any court of competent jurisdiction to enjoin any actual or threatened breach or default under the foregoing covenants and promises by Employee or any affiliate, associate, partner, agent, employer, or employee of Employee. Employer shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations, or benefits which Employee, or any other party whose services were utilized by Employee, directly or indirectly, has realized or may realize as a result of or in connection with any breach of or any default under this Agreement. Employee acknowledges that additional remedies available to Employer shall include, but not be limited to, monetary damages and further equitable relief in the event of Employee's default under or breach of this Agreement.

In the event of a breach of or a default under this Agreement by Employee, Employer shall be entitled to seek specific performance of this Agreement and Employee hereby agrees to pay all costs of enforcement and collection of any and all remedies and damages under this Agreement, including reasonable attorneys' fees.

7. **General Provisions**. Employee shall notify each subsequent employer or person or entity using the services of Employee at any time within two years following the termination of Employee's employment with Employer of the existence and provisions of this Agreement. Employee shall also notify Employer in writing of the name, principal business address, primary area of business, and any area of business competitive with the business of Employer of each person or entity by whom Employee is employed or otherwise engaged to provide services at any time within two years following the termination of Employee's employment with Employer. The expiration of the time period mentioned above shall have no effect on the applicability or enforceability of the provisions of any other part of this Agreement.

Employer is hereby authorized to notify any person or entity employing or otherwise using the services of Employee or evidencing an interest or intention to arrange for the employment of or to employ or otherwise use the services of Employee as to the existence and provisions of this Agreement, including providing a copy of this Agreement.

All notices required or permitted hereunder shall be in writing and shall be either personally delivered or sent, postage prepaid, by certified or registered mail to Employer at its headquarters address or to Employee at Employer's last known principal residence address. Notice shall be deemed to have been given (as the case may be) on the date of personal delivery or on the day after the date of delivery to the U.S. Postal Service.

As used herein, the masculine gender includes the feminine gender.

Waiver by Employer of any breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach thereof.

Should any one or more sections of this Agreement be found to be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining sections contained herein shall not in any way be affected or impaired thereby. In addition, if any section hereof is found to be partially enforceable, then it shall be enforced to that extent. If any covenant is not enforceable to the full extent provided herein, it shall be and remain enforceable to the fullest extent permitted by law.

This Agreement embodies the entire agreement and understanding of the parties with regard to the subject matter hereof, and may be modified only by written agreement signed by Employee and Employer.

This Agreement shall inure to the benefit of and may be enforced by Employer, its successors or assigns, and it shall be binding upon Employee and Employee's heirs, successors, and assigns.

BEFORE SIGNING THIS AGREEMENT, EMPLOYEE WAS ADVISED OF EMPLOYEE'S RIGHT TO CONSULT WITH AN ATTORNEY TO REVIEW THIS AGREEMENT AND HAD THE OPPORTUNITY TO HAVE AN ATTORNEY THROUGHOUT THE PROCESS LEADING UP TO EMPLOYEE'S EXECUTION OF THE AGREEMENT. BEFORE SIGNING THIS AGREEMENT, EMPLOYEE HAD FULL AND ADEQUATE OPPORTUNITY TO REVIEW AND READ IT. MOREOVER, EMPLOYEE DID READ AND REVIEW THE AGREEMENT CAREFULLY AND FULLY UNDERSTOOD ITS CONTENTS, TERMS, PROVISIONS AND CONDITIONS BEFORE SIGNING IT. EMPLOYEE ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT SHALL SURVIVE THE TERMINATION, FOR ANY REASON, OF EMPLOYEE'S SERVICES TO AND FOR THE COMPANY.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any

other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

EMPLOYER:

Infinium Labs Corporation

By:____________________________________

Title:__________________________________

EMPLOYEE:

____
Signature

Print Name: Kevin Bachus

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PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

In consideration of my employment by Infinium Labs Corporation, a Delaware corporation (the "Company"), I hereby agree to the following restrictions and obligations placed on my use and development of information, technology, ideas, inventions and other materials:

1. Proprietary Information.

1.1 Restrictions on Proprietary Information. During my employment and at all times thereafter, I shall hold the Proprietary Information (as hereinafter defined) of the Company in strict confidence and shall neither use the information nor disclose it to anyone, except to the extent necessary to carry out my responsibilities as an employee of the Company or as specifically authorized in writing by a duly authorized officer of the Company other than me. I understand that "Proprietary Information" means all information pertaining in any manner to the business of the Company or its affiliates, consultants, customers, business associates or members, unless the information: (a) is or becomes publicly known through no act or omission of my own; (b) was rightfully known by me without confidential or proprietary restriction before receipt from Company, as evidenced by my contemporaneous written records; (c) becomes rightfully known to me without confidential or proprietary restriction from a source other than Company that does not owe a duty of confidentiality to Company with respect to such Proprietary Information; or (d) is independently developed by me without the use of or reference to the Proprietary Information of Company, as evidenced by my contemporaneous written records. This definition of "Proprietary Information" includes but is not limited to any and all (i) technical or engineering information, know-how, computer codes, programs, tools, data, designs, diagrams, plans, specifications, trade secrets, inventions, invention disclosures, concepts, structures, improvements, products, patents pending, patent applications, prototypes, processes, formulas, algorithms, methods, techniques, works in process, systems, technologies or applications; works of authorship, and copyright applications; (ii) financial and other information about costs, profits, markets, sales, customers, subscribers, members, and bids; (iii) plans for business, marketing, future development and new product concepts; and (iv) employee personnel files and information about employee compensation and benefits; in any form and whether or not labeled or identified as confidential or proprietary. I shall have the burden of proving the applicability of any of the foregoing exceptions.

1.2 Location and Reproduction. I shall maintain at my work station and/or any other place under my control only such Proprietary Information as I have a current "need to know". I shall return to the appropriate person or location or otherwise properly dispose of Proprietary Information and all copies thereof once that need to know no longer exists. I also shall not make copies or otherwise reproduce Proprietary Information unless there is a legitimate business need for reproduction and I disclose the same to my department supervisor.

1.3 Prior Actions and Knowledge. Except as disclosed on Schedule 1.3 to this Agreement, I have no knowledge about the Company's business or Proprietary

Information, other than information I have learned from the Company in the course of being hired and employed.

1.4 Third Party Information. I recognize that the Company has received and will receive confidential or proprietary information from third parties. I will hold all such information in the strictest confidence and will not use the information or disclose it to anyone (except as necessary in carrying out my work for the Company consistent with the Company's agreement with such third party).

1.5 Interference with Business. I acknowledge that because of my position in the Company, I will have access to the Company's confidential information and trade secrets. During my employment with the Company and for a period of two (2) years after termination of my employment with the Company, I shall not directly or indirectly (a) divert or attempt to divert from the Company (or any affiliate) any business of any kind, including without limitation the solicitation of or interference with any of its customers, clients, members, business partners or suppliers or (b) solicit, induce, recruit or encourage any person employed by the Company to terminate his or her employment.

2. Inventions.

2.1 Assignment of Inventions. Any and all Inventions (as defined in Section 2.2) shall be the sole and exclusive property and Proprietary Information of the Company. I hereby irrevocably and exclusively grant, convey, assign, transfer and set over to the Company in perpetuity, without further consideration, my entire right, title and interest (whether currently existing or conceived, created or otherwise developed later) throughout the United States and in all other countries or jurisdictions, free and clear of all liens and encumbrances, in and to all Inventions, effective immediately upon the inception, conception, creation or development thereof. Such assignment and transfer to the Company shall be continuous during my employment as of the relevant time of development of each such Invention. The Company may, in its sole discretion, agree to provide consideration for certain Inventions through a written agreement between the Company and the undersigned which specifically provides for such consideration; in all other cases, no consideration shall be paid. The Inventions shall be the sole property of the Company, whether or not copyrightable or patentable or in a commercial stage of development. In addition, I shall maintain adequate and current written records on the development of all Inventions, which shall also remain the sole property of the Company.

2.2 Inventions. "Inventions" collectively means any and all ideas, concepts, inventions, discoveries, developments, know-how, structures, designs, formulas, algorithms, methods, products, processes, systems and technologies in any stage of development that are conceived, developed or reduced to practice by me alone or with others; any and all patents, patents pending, copyrights, moral rights, trademarks and any other intellectual property rights therein whether existing now or in the future, whether statutory or common law, in any jurisdiction in the world; any and all improvements, modifications, derivative works from, other rights in and claims related to any of the foregoing under the laws of any jurisdiction; all national, foreign and state registrations, applications for registration and all renewals and extensions thereof (including, without

limitation, any continuations, continuations-in-part, divisionals, reissues, substitutions and reexaminations); all goodwill associated therewith; and all benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued (including, without limitation, the exclusive rights to apply for and maintain all such registrations, renewals and extensions; to sue for all past, present and future infringements or other violations of any rights relating thereto; and to settle and retain proceeds from any such actions). Notwithstanding the above, "Inventions" does not include those listed in Schedule 1.3 that were developed by me entirely on my own time without using any of Company's equipment, supplies, facilities, or trade secret information and that (a) do not relate at the time of conception or reduction to practice of the invention to Company's business, or actual or demonstrably anticipated research or development of the Company, or (b) result from any work performed by me for Company.

2.3 Moral Rights. To the extent allowed by law, this assignment of Inventions includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights", "artist's rights", "droit moral", or the like (collectively "Moral Rights"). To the extent I retain any such Moral Rights under applicable law, I hereby ratify and consent to any action that may be taken with respect to such Moral Rights by or authorized by the Company and I shall not assert any Moral Rights with respect thereto. I will confirm any such ratifications, consents and agreements from time to time as requested by the Company.

2.4 License for Other Inventions. If, in the course of my employment with the Company, I incorporate into Company property an invention owned by me or in which I have an interest, the Company is hereby granted a nonexclusive, royalty-free, paid-up, irrevocable, sublicenseable (through multiple tiers), perpetual and fully transferable license throughout the universe to make, use, import, sell, offer to sell, copy, distribute, display, perform (whether or not publicly), create derivative works based on, modify and otherwise freely exploit such invention as part of and in connection with the Company property.

2.5 Assist with Registration. In the event any Invention shall be deemed by the Company to be copyrightable or patentable or otherwise registrable, I will assist the Company (at its expense) in obtaining and maintaining letters patent or other applicable registrations and in vesting the Company with full title. Should the Company be unable to secure my signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention, due to my incapacity or any other cause, I hereby irrevocably designate and appoint the Company and each of its duly authorized officers and agents as my agent and attorney-in-fact to do all lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protection with the same force and effect as if executed and delivered by me.

2.6 Disclosure. I shall disclose promptly to the Company all Inventions and relevant records. I shall also promptly disclose to the Company any idea that I do not believe to be an Invention, but is conceived, developed, or reduced to practice by me (alone or with others) while I am employed by the Company and/or during the two (2) year period following termination of my employment. I will disclose the idea, along with all

information and records pertaining to the idea, and the Company will examine the disclosure in confidence to determine if in fact it is an Invention subject to this Agreement.

2.7 Post-Termination Period. Any idea, invention, writing, discovery, patent, copyright, or trademark or similar item, or improvement shall be presumed to be an Invention if it is conceived, developed, used, sold, exploited, or reduced to practice by me or with my aid within one (1) year after my termination of employment with the Company. I can rebut the above presumption if I prove that the idea, invention, writing, discovery, patent, copyright, or trademark or similar item, or improvement is not an Invention covered by this Agreement.

3. Former or Conflicting Agreements.

3.1 Former Agreements. I represent and warrant that my performance of the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me prior to my employment by the Company. I have listed in Schedule 1.3 all other agreements concerning proprietary information or inventions to which I am a party and attached copies of any agreements in my possession. To the best of my knowledge, there is no other contract between me and any other person or entity that is in conflict with this Agreement or concerns proprietary information, inventions or assignment of ideas.

3.2 Prohibition on Use of Third Party Information. I represent and warrant and covenant that I will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others at any time, including but not limited to any proprietary information or trade secrets of any former employer, if any. I acknowledge and agree that any violation of this provision shall be grounds for my immediate termination and could subject me to substantial civil liabilities and criminal penalties. I further specifically and expressly acknowledge that no officer or other employee or representative of the Company has requested or instructed me to disclose or use any such third party proprietary information or trade secrets.

4. Termination

4.1 Return of the Company's Property. I shall promptly return to the Company upon termination of my employment all Proprietary Information and all personal property furnished to or prepared by me in the course of or incident to my employment. Following my termination, I will not retain any written or other tangible material containing any Proprietary Information or information pertaining to any Invention.

4.2 Termination Certificate. In the event of the termination of my employment, I shall, if requested by the Company, sign and deliver the Termination Certificate attached as Schedule 4.1.

4.3 Subsequent Employers. After the termination of my employment with the Company, I will not enter into any agreement that conflicts with my obligations under this

Agreement and will inform any subsequent employers of my obligations under this Agreement.

5. No Implied Employment Rights. I recognize that nothing in this Agreement shall be construed to imply that my employment is guaranteed for any period of time. Unless stated in a written agreement signed by a duly authorized officer of the Company, my employment is for an indefinite duration and at-will, and either the Company or I can terminate our employment relationship at any time, without notice and for any reason or no reason, with or without cause.

6. Remedies. I recognize that nothing in this Agreement is intended to limit any remedy of the Company under any federal or state law concerning trade secrets. I recognize that my violation of this Agreement could cause the Company irreparable harm and agree that the Company shall have the right to apply to any court of competent jurisdiction for an order restraining any breach or threatened breach of this Agreement.

7. Assignment. I acknowledge and agree that my performance is personal hereunder, and that I shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company.

8. Governing Law; Venue. The validity, construction, interpretation and legal effect of this Agreement shall be governed by the laws and judicial decisions of the State of Florida and the U.S. without giving effect to principles of conflicts of law. I expressly agree that any action at law or in equity arising out of or relating to this Agreement shall be filed only in the state and federal courts located in Sarasota County, Florida, except that the Company may seek injunctive, equitable or similar relief from any court of competent jurisdiction. I hereby consent and submit to the personal jurisdiction of such courts for the purposes of litigating any such action.

9. Severability. If any provision of this Agreement, or application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be unenforceable, such provision shall be enforced to the greatest extent permitted by law and the remainder of this Agreement shall remain in full force and effect.

10. Entire Agreement. The terms of this Agreement are the final expression of my agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. This Agreement shall constitute the complete and exclusive statement of its terms. I acknowledge that the Company has not made any other representations or warranties concerning the subject matter of this Agreement. The termination of any employment or other agreement between the Company and me shall not terminate this Agreement and each and all of the terms and conditions hereof shall survive and remain in full force and effect.

11. Amendment; Waivers. This Agreement may not be amended or waived except by a writing signed by me and by a duly authorized representative of the Company other than me. Failure to exercise any right under this Agreement shall not constitute a waiver of

such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

12. Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect in any manner the meaning of interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular and any gender shall include any other gender.

13. Binding Effect. Subject to the foregoing restrictions on assignment, this Agreement shall inure to the benefit of the Company and its affiliates, officers, directors, agents, successors and assigns; and shall be binding on me and my heirs, devisees, spouses, agents, legal representatives and successors.

BEFORE SIGNING THIS AGREEMENT, I WAS ADVISED OF MY RIGHT TO CONSULT WITH AN ATTORNEY TO REVIEW THIS AGREEMENT AND HAD THE OPPORTUNITY TO HAVE AN ATTORNEY THROUGHOUT THE PROCESS LEADING UP TO MY EXECUTION OF THE AGREEMENT. BEFORE SIGNING THIS AGREEMENT, I HAD FULL AND ADEQUATE OPPORTUNITY TO REVIEW AND READ IT. MOREOVER, I DID READ AND REVIEW THE AGREEMENT CAREFULLY AND FULLY UNDERSTOOD ITS CONTENTS, TERMS, PROVISIONS AND CONDITIONS BEFORE SIGNING IT. I ACKNOWLEDGE THAT THE PROVISIONS OF THIS AGREEMENT SHALL SURVIVE THE TERMINATION, FOR ANY REASON, OF MY SERVICES TO AND FOR THE COMPANY. I HAVE COMPLETELY NOTED ON SCHEDULE 1.3 TO THIS AGREEMENT ANY PROPRIETARY INFORMATION, IDEAS, PROCESSES, INVENTIONS, TECHNOLOGY, WRITINGS, PROGRAMS, DESIGNS, FORMULAS, DISCOVERIES, PATENTS, COPYRIGHTS, OR TRADEMARKS, OR IMPROVEMENTS, RIGHTS, OR CLAIMS RELATING TO THE FOREGOING, THAT I DESIRE TO EXCLUDE FROM THIS AGREEMENT.

Kevin Bachus
Employee Name

Employee Signature

November 1, 2003
Date

SCHEDULE 1.3

EMPLOYEE'S DISCLOSURE

1. **Proprietary Information.** Except as set forth below, I acknowledge that at this time I know nothing about the business or Proprietary Information of Infinium Labs Corporation, a Delaware corporation (the "Company"), other than information I have learned from the Company in the course of being hired:____.

2. **Prior Inventions.** Except as set forth below, there are no ideas, concepts, inventions, discoveries, developments, know-how, structures, designs, formulas, algorithms, methods, products, processes, systems and technologies in any stage of development that are conceived, developed or reduced to practice by me alone or with others; any patents, patents pending, copyrights, moral rights, trademarks and any other intellectual property rights therein; or any improvements, modifications, derivative works from, other rights in and claims related to any of the foregoing under the laws of any jurisdiction, that I wish to exclude from the operation of this Agreement:____.

3. **Prior Agreements.** Except as set forth below, I am aware of no prior agreements between me and any other person or entity concerning proprietary information or inventions (attach copies of all agreements in your possession):____.

Kevin Bachus
Employee Name

[signature]
Employee Signature

November 1, 2003
Date

SCHEDULE 4.1

TERMINATION CERTIFICATE CONCERNING
COMPANY PROPRIETARY INFORMATION

This is to certify that I have returned all property of Infinium Labs Corporation, a Delaware corporation (the "Company"), including, without limitation, all source code listings, books, manuals, records, models, drawings, reports, notes, contracts, lists, blueprints, and other documents and materials, Proprietary Information, and equipment furnished to or prepared by me in the course of or incident to my employment with the Company, and that I did not make or distribute any copies of the foregoing.

I further certify that I have reviewed the Company's Proprietary Information and Invention Assignment Agreement ("Agreement") signed by me and that I have complied with and will continue to comply with each and all of its terms and conditions, including without limitation: (a) the reporting of any and all ideas, concepts, inventions, discoveries, developments, know-how, structures, designs, formulas, algorithms, methods, products, processes, systems and technologies; any and all patents, patents pending, copyrights, moral rights, trademarks and any other intellectual property rights therein; and any and all improvements, modifications, derivative works from, other rights in and claims related to any of the foregoing under the laws of any jurisdiction, conceived or developed by me alone or with others and covered by the Agreement and (b) the preservation as confidential all Proprietary Information pertaining to the Company. This certificate in no manner limits my responsibilities or the Company's rights under the Agreement.

On termination of my employment with the Company, I will be employed by [Name of New Employer] [in the ______________ division] and, I will be working in connection with the following projects: [generally describe the projects]

Kevin Bachus
Employee Name

[signature]
Employee Signature

November 1, 2003
Date

11. Assignment; Binding Effect. The Executive understands that Executive has been selected for employment by the Company on the basis of Executive's personal qualifications, experience and skills. The Executive shall not assign all or any portion of Executive's performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of Section 12 of this Agreement, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

12. Change in Control.

a. General. Unless Executive elects to terminate this Agreement pursuant to Section 12(c) below, the Executive understands and acknowledges that the Company may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of the Company hereunder.

b. Severance Payments. In the event of a pending Change in Control wherein the Company and the Executive have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of the Company's business and/or assets that such successor is willing as of the closing to assume and agree to perform the Company's obligations under this Agreement in the same manner and to the same extent that the Company is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by the Company without Cause during the Term and the applicable portions of Section 6(d) will apply; however, under such circumstances, the amount of the lump-sum severance payment due to the Executive shall be two (2) times the amount calculated under the terms of Section 6(d) and the non-competition provisions of Section 4 shall not apply whatsoever.

c. Voluntary Resignation. In any Change in Control situation, the Executive may, at Executive sole discretion, elect to terminate this Agreement by providing written notice to the Company at least five (5) business days prior to the anticipated closing the transaction giving rise to the Change in Control. In such case, the applicable provisions of Section 6(d) will apply as though the Company had terminated the Agreement without Cause during the Term; however, under such circumstances, the amount of the lump-sum severance payment due to the Executive shall be one (1) time the amount calculated under the terms of Section 6(d), and the non-competition provisions of Section 5 shall apply for a period of one (1) year from the effective date of termination.

d. Application of Termination Provisions. For purposes of applying Section 6 under the circumstances described in Sections (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due the Executive must be paid in full by the Company at or prior to such closing. Further, the Executive will be given sufficient time and opportunity to elect whether to exercise all or any of Executive's vested options to purchase the Company Common Stock, including any options with

accelerated vesting under the provisions of the Company's Stock Option Plan, such that Executive may convert the options to shares of Company Common Stock at or prior to the closing of the transaction giving rise to the Change in Control, if Executive so desires.

e. Definition. A "Change in Control" shall be deemed to have occurred if:

i. any person, entity or group [as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")], other than a corporation owned, directly or indirectly, by the stockholders of the Company, substantially in the same proportions as their ownership of stock of the Company, or an employee benefit plan of the Company, acquires, directly or indirectly, the beneficial ownership [as defined in Section 13(d) of the Act] of any voting security of Company and immediately after such acquisition such person is, directly or indirectly, the beneficial owner of voting securities representing twenty percent (20%) or more of the total voting power of all of the then outstanding voting securities of Company entitled to vote generally in the election of directors;

ii. upon the first purchase of Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by Company);

iii. the stockholders of Company shall approve a merger, consolidation, recapitalization or reorganization of Company, or a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least seventy-five percent (75%) of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being beneficially owned by the holders of all of the outstanding voting securities of Company immediately prior to the transactions with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction;

iv. the stockholders of Company shall approve a plan of complete liquidation or dissolution of Company or any agreement for sale or disposition by Company of all or substantially all of Company's assets; or

v. if, at any time during the period of two (2) consecutive years, individuals who, at the beginning of such period constitute the Board of Directors, cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's stockholders of each new Director was approved by a vote of at least two-thirds (⅔) (b) of the Directors then still in office who were Directors at the beginning of the period.

f. Certain Taxes. The Executive shall be reimbursed by the Company or its successor for any excise taxes that the Executive incurs under Section 4999 of the Internal Revenue Code of 1986, as amended, as a result of any Change in Control. Such amount will be due and payable by the Company or its successor within ten (10) days after the

Executive delivers a written request for reimbursement accompanied by a copy of his tax return(s) showing the excise tax actually incurred by the Executive and detailed supporting calculations of an accounting firm selected by the Executive used to determine such excise tax. If the Company's accounting firm shall disagree with such determination, the parties hereto shall select an independent accounting firm to make a final determination. The costs of such independent accounting firm shall be shared equally by the parties.

13. Termination Obligations. Following any termination of employment, Executive shall cooperate with the Company in the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees. Executive shall also cooperate with the Company in the defense of any action brought by any third party against the Company that relates to Executive's employment by the Company.

14. Arbitration.

14.1 Arbitrable Claims. To the fullest extent permitted by law, all disputes between Executive (and Executive's attorneys, successors and assigns) and Company (and its affiliates, shareholders, directors, officers, employees, agents, successors, attorneys and assigns) of any kind whatsoever, including, without limitation, all disputes arising under this Agreement ("Arbitrable Claims"), shall be resolved by arbitration. All persons and entities specified in the preceding sentence (other than Company and Executive) shall be considered third party beneficiaries of the rights and obligations created by this Section on Arbitration. Arbitrable Claims shall include, but are not limited to, contract (express or implied) and tort claims of all kinds, as well as all claims based on any federal, state or local law, statute or regulation, excepting only claims under applicable workers' compensation law and unemployment insurance claims. By way of example and not in limitation of the foregoing, Arbitrable Claims shall include any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act and any other applicable statutory law or regulation dealing with employment.

14.2 Procedure. Arbitration of Arbitrable Claims shall be in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, as amended ("AAA Employment Rules"), as augmented in this Agreement. Arbitration shall be initiated as provided by the AAA Employment Rules, although the written notice to the other party initiating arbitration shall also include a statement of the claim(s) asserted and the facts upon which the claim(s) are based. Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. Notwithstanding the foregoing, either party may, at its option, seek injunctive relief in connection with Arbitrable Claims under applicable law. All arbitration hearings under this Agreement shall be conducted in Sarasota County, Florida. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY WITH REGARD TO ARBITRABLE CLAIMS,

INCLUDING, WITHOUT LIMITATION, ANY RIGHT TO TRIAL BY JURY AS TO THE MAKING, EXISTENCE, VALIDITY OR ENFORCEABILITY OF THE AGREEMENT TO ARBITRATE.

14.3 Arbitrator Selection and Authority. All disputes involving Arbitrable Claims shall be decided by a single arbitrator. The arbitrator shall be selected by mutual agreement of the parties within thirty (30) days of the effective date of the notice initiating the arbitration. If the parties cannot agree on an arbitrator, then the complaining party shall notify the AAA and request selection of an arbitrator in accordance with the AAA Employment Rules. The arbitrator shall have authority to award equitable relief, damages, costs and fees to the same extent that, but not greater than, a court would have. The fees of the arbitrator shall be split between both parties equally, unless this would render this Section of Arbitration unenforceable, in which case the arbitrator shall apportion said fees so as to preserve enforceability. The arbitrator shall have exclusive authority to resolve all Arbitrable Claims, including, but not limited to, whether any particular claim is arbitrable and whether all or any part of this Agreement is void or unenforceable.

14.4 Continuing Obligations. The rights and obligations of Executive and Company set forth in this Section on Arbitration shall survive the termination of Executive's employment and the expiration of this Agreement.

15. Additional Provisions.

15.1 Amendments; Waivers; Remedies. This Agreement may not be amended or waived except by a writing signed by Executive and by a duly authorized representative of the Company. Failure to exercise any right under this Agreement shall not constitute a waiver of such right. Any waiver of any breach of this Agreement shall not operate as a waiver of any subsequent breaches. All rights or remedies specified for a party herein shall be cumulative and in addition to all other rights and remedies of the party hereunder or under applicable law.

15.2 Assignment. The performance of Executive is personal hereunder, and Executive agrees that Executive shall have no right to assign and shall not assign or purport to assign any rights or obligations under this Agreement. This Agreement may be assigned or transferred by the Company, and nothing in this Agreement shall prevent the consolidation, merger or sale of the Company or a sale of any or all or substantially all of its assets.

15.3 Binding Effect. Subject to the foregoing restriction on assignment by Executive, this Agreement shall inure to the benefit of and be binding upon each of the parties; the affiliates, officers, directors, agents, successors and assigns of the Company; and the heirs, devisees, spouses, legal representatives and successors of Executive.

15.4 Notices. Any notice under this Agreement must be in writing and addressed to the Company or to Executive at the corresponding address below. Notices under this

Agreement shall be effective upon: (a) hand delivery, when personally delivered; (b) written verification of receipt, when delivered by overnight courier or certified or registered mail; or (c) acknowledgment of receipt of electronic transmission, when delivered via electronic mail or facsimile. Executive shall be obligated to notify the Company, in writing, of any change in Executive's address. Notice of change of address shall be effective only when done in accordance with this Section 8.4.

Company's Notice Address:	Infinium Labs Corporation 2033 Main Street, Suite 309 Sarasota, FL 34237 Attn.: Timothy M. Roberts, C.E.O. Telephone: (941) 917-0788 Facsimile: (941) 917-0782 E-mail: timr@phantom.net
Executive's Notice Address:	Kevin Bachus 15600 Northeast 8th Street, #B1146 Bellevue, WA 98008 Telephone: (425) 785-5759 Facsimile:____________ E-mail: kevin@ceggames.com

15.5 Severability. If any provision of this Agreement shall be held by a court or arbitrator to be invalid, unenforceable or void, such provision shall be enforced to the fullest extent permitted by law, and the remainder of this Agreement shall remain in full force and effect. In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

15.6 Taxes. All amounts paid under this Agreement (including, without limitation, Base Salary) shall be reduced by all applicable state and federal tax withholdings and any other withholdings required by any applicable jurisdiction.

15.7 Governing Law. The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to conflict of laws principles.

15.8 Interpretation. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Sections and section headings contained in this Agreement are for reference purposes only, and shall not affect, in any manner, the meaning or interpretation of this Agreement. Whenever the context requires, references to the singular shall include the plural and the plural the singular.

15.9 Survival. All of those portions of this Agreement that require performance by Executive following termination of Executive's employment hereunder shall survive any termination of this Agreement.

15.10 Counterparts. This Agreement may be executed in several counterparts (including by means of telecopied signature pages), each of which shall be deemed an original but all of which shall constitute one and the same instrument.

15.11 Authority. Each party represents and warrants that such party has the right, power and authority to enter into and execute this Agreement and to perform and discharge all of the obligations hereunder, and that this Agreement constitutes the valid and legally binding agreement and obligation of such party and is enforceable in accordance with its terms.

15.12 Additional Assurances. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the request of Company, Executive shall execute such additional instruments and take such additional acts as Company may deem necessary to effectuate this Agreement.

15.13 Entire Agreement. This Agreement (including the Exhibits attached hereto, which are incorporated herein by reference) is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior or contemporaneous representations, discussions, proposals, negotiations, conditions, communications and agreements, whether written or oral, between the parties relating to the subject matter hereof and all past courses of dealing or industry custom. No oral statements or prior written material not specifically incorporated herein shall be of any force and effect, and no changes in or additions to this Agreement shall be recognized unless incorporated herein by amendment, as provided herein (such amendment to become effective on the date stipulated therein).

15.14 Executive Acknowledgment. **BEFORE SIGNING THIS AGREEMENT, EXECUTIVE WAS ADVISED OF EXECUTIVE'S RIGHT TO CONSULT WITH AN ATTORNEY TO REVIEW THIS AGREEMENT AND HAD THE OPPORTUNITY TO HAVE AN ATTORNEY THROUGHOUT THE PROCESS LEADING UP TO EXECUTIVE'S EXECUTION OF THE AGREEMENT. BEFORE SIGNING THIS AGREEMENT, EXECUTIVE HAD FULL AND ADEQUATE OPPORTUNITY TO REVIEW AND READ IT. MOREOVER, EXECUTIVE DID READ AND REVIEW THE AGREEMENT CAREFULLY AND FULLY UNDERSTOOD ITS CONTENTS, TERMS PROVISIONS AND CONDITIONS BEFORE SIGNING IT. EXECUTIVE ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT SHALL SURVIVE THE TERMINATION, FOR ANY REASON OF EXECUTIVE'S SERVICES TO AND FOR THE COMPANY.**

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Infinium Labs Corporation

By:______________________________
Its Duly Authorized Officer

EXECUTIVE:

____
Signature

Name Printed: Kevin Bachus

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Infinium Labs Corporation

By:______________________________
Its Duly Authorized Officer

EXECUTIVE:

____
Signature

Name Printed: Kevin Bachus

F:\USERS\BPC\CLIENTS\R\ROBERTS.TIM\BACHUS\EMPLOY-2.AGR

EXHIBIT 2.2

BUSINESS MANAGEMENT OBJECTIVES

EXHIBIT 2.5

STOCKHOLDER VESTING AGREEMENT

EXHIBIT 5.1

PROPRIETARY INFORMATION AND INVENTION ASSIGNMENT AGREEMENT
AND
EXECUTIVE CONFIDENTIALITY AGREEMENT

877
482-9585

INFINIUM LABS CORPORATION
STOCKHOLDER VESTING AGREEMENT

THIS STOCKHOLDER VESTING AGREEMENT ("Agreement") made as of November 1, 2003 ("Effective Date") by and between Infinium Labs Corporation, a Delaware corporation (the "Company"), and Kevin Bachus (the "Stockholder").

BACKGROUND

Stockholder has been issued by the Company a total of 432,000 shares of common stock, $0.001 par value, of the Company (the "Total Shares" which definition shall include any additional or substitute shares received by the Stockholder resulting from a stock split, reverse stock split, stock dividend, reorganization, spin-off, recapitalization, combination, reclassification or similar transaction). In consideration of the Company's continued employment of the Stockholder and for other good and valuable consideration, the Company and Stockholder each desire to impose: (a) certain restrictions and obligations with respect to the Total Shares and (b) certain vesting requirements on all of the Total Shares constituting 432,000 uninvested shares (the "Restricted Shares").

NOW, THEREFORE, in consideration of the foregoing premises, and the covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties with the intent of being legally bound hereby agree as follows:

1. Repurchase Right.

a. Transfer Restrictions. Subject to the other provisions of this Agreement, the Restricted Shares (or any portion thereof) shall not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of, other than by will or the laws of descent and distribution (a "Permitted Transfer"), prior to the date when Stockholder becomes vested in the Restricted Shares (or portion thereof) pursuant to Section 2 hereof, and any Restricted Shares (or portion thereof) shall constitute "Non-Vested Shares" until they vest as provided herein. Any attempt to transfer any Non-Vested Shares (or any portion thereof) in violation of this Section 1 shall be null and void and shall be disregarded by the Company. Notwithstanding the foregoing, the Stockholder may transfer Non-Vested Shares to (i) the Stockholder's spouse, children or grandchildren or to a trust established by the Stockholder for the benefit of the Stockholder or his spouse, children or grandchildren, or (ii) an entity controlled by the Stockholder and established primarily for tax or estate planning purposes (each a "Permitted Transferee"), provided in any such case that the Permitted Transferee furnishes the Company with a written agreement that binds the Permitted Transferee to all provisions of this Agreement.

b. Repurchase Right. The Non-Vested Shares shall be subject to a repurchase right in favor of the Company (the "Repurchase Right"). In the event that the Stockholder ceases to be or is removed as an employee of the Company for any reason, the Company shall, upon the date of any such termination, have an irrevocable, exclusive right for a period of ninety (90) days from such date ("Repurchase Period") to repurchase any portion or all of the Non-Vested Shares from the Stockholder, a Permitted Transferee or any person receiving the Non-Vested Shares by operation of law or other involuntary transfer,

for an aggregate purchase price of $1.00 (the "Purchase Price") for all the Non-Vested Shares.

c. Exercise of Repurchase Right. The Repurchase Right may be exercised by the Company by delivery of written notice to Stockholder or his or her personal representative and a check in the amount of the Purchase Price for the Non-Vested Shares being repurchased. For purposes of this Agreement, Company shall be deemed to have exercised its Repurchase Right unless it advises the Stockholder to the contrary. Upon delivery by the Company of such notice and payment, the Company shall become the legal and beneficial owner of the Non-Vested Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to re-transfer or cancel the Non-Vested Shares without further action by Stockholder. The Certificate(s) representing the Non-Vested Shares being purchased shall be delivered to the Company properly endorsed for transfer.

d. Assignment of Repurchase Right. The Company may freely assign the Company's Repurchase Right in whole or in part. Any person who accepts an assignment of the Repurchase Right from the Company shall assume all of the Company's rights and obligations under this Section 1.

e. Termination of Rights as Stockholder. If the Repurchase Right is exercised in accordance with this Section 1 and the Company makes available the consideration for the Non-Vested Shares being repurchased, then the person from whom the Non-Vested Shares are repurchased shall no longer have any rights as holder of the Non-Vested Shares (other than the right to receive payment of such consideration). Such Non-Vested Shares shall be deemed to have been repurchased pursuant to this Section 1, whether or not the certificate(s) for such Non-Vested Shares have been delivered to the Company or the consideration for such Non-Vested Shares has been accepted.

2. Vesting. For purposes of this Agreement, the term "vest" shall mean, with respect to any portion of the Restricted Shares, that such portion of the Restricted Shares is no longer considered Non-Vested Shares subject to repurchase as provided in Section 1. Subject to the other provisions of this Agreement, the Stockholder shall acquire a vested interest in, and the Company's Repurchase Right under Section 1 shall accordingly lapse with respect to, the Non-Vested Shares as follows: one-thirty-sixth (1/36) of the Non-Vested Shares shall vest on each monthly anniversary of the Effective Date.

3. Sale Transaction. In the event of any Sale Transaction, any Non-Vested Shares shall immediately vest in the entirety and Stockholder shall be released from the Repurchase Right and restrictions on transfer contained herein. The term "Sale Transaction" shall mean (i) a merger or consolidation (other than a reverse merger into a publicly listed and traded company) in which the Company is not the surviving entity, (ii) the dissolution or liquidation of the Company, or (iii) sale, transfer or other disposition of all or substantially all of the assets of the Company, in either case other than a Sale Transaction in which the Company's Stockholders immediately prior to such transaction will hold voting securities or voting interests in the surviving or succeeding entity

representing more than fifty percent (50%) of the total voting securities or voting interests of such surviving or succeeding entity immediately after such transaction.

4. Additional Securities. The term "Restricted Shares" and "Non-Vested Shares" also refers to all securities or interests received in replacement of the Restricted Shares or Non-Vested Shares, as appropriate, and all new or additional securities or other properties to which Stockholder is entitled by reason of Stockholder's ownership of such Restricted Shares or Non-Vested Shares.

5. Right of First Refusal. Subject to the provisions of a Stockholder Agreement to which Stockholder is either a signatory as of the Effective Date or thereafter:

a. Prior Notice. Neither the Stockholder nor any transferee of any Total Shares shall sell, hypothecate, encumber or otherwise transfer any Total Shares or any right or interest therein without first complying with the provisions of this Section 5 or obtaining the prior written consent of the Company, which consent may be withheld in the sole discretion of the Company for any reason or no reason. In the event the Stockholder desires to accept a bona fide third-party offer to acquire any or all of the Total Shares, the Stockholder shall provide the Company with written notice (the "Transfer Notice") of: (i) the Stockholder's intention to transfer; (ii) the name of the proposed transferee; (iii) the number of Total Shares to be transferred; and (iv) the proposed transfer price or value and terms thereof.

b. First Refusal Exercise Notice. The Company or its assigns shall have the right to purchase (the "Right of First Refusal") all but not less than all of the Total Shares which are described in the Transfer Notice (the "Offered Shares") at any time during the period commencing upon receipt of the Transfer Notice and ending forty-five (45) days after the first date on which the Company determines that the Right of First Refusal may be exercised without incurring an accounting expense with respect to such exercise (the "Option Period") at (i) the per share price or value and in accordance with the terms stated in the Transfer Notice (subject to Section 5(c) below or (ii) the fair market value of the Offered Shares on the date on which the purchase is to be effected if no consideration is paid pursuant to the terms stated in the Transfer Notice, which Right of First Refusal shall be exercised by written notice (the "First Refusal Exercise Notice") to the Stockholder.

c. Payment Terms. The Company shall consummate the purchase of the Offered Shares on the terms set forth in the Transfer Notice within (30) days after delivery of the First Refusal Exercise Notice; provided, however, that in the event the Transfer Notice provides for the payment for the Offered Shares other than in cash, the Company and/or its assigns shall have the right to pay for the Offered Shares by the discounted cash equivalent of the consideration described in the Transfer Notice as reasonably determined by the Company. Upon payment for the Offered Shares to the Stockholder or into escrow for the benefit of the Stockholder, the Company or its assigns shall become the legal and beneficial owner of the Offered Shares and all rights and interest therein or related thereto, and the Company shall have the right to transfer the Offered Shares to its own name or its assigns without further action by the Stockholder.

d. Assignment. Whenever the Company shall have the right to purchase Total Shares under this Right of First Refusal, the Company may designate and assign one or more employees, officers, directors or stockholders of the Company or other persons or organizations, to exercise all or a part of the Company's Right of First Refusal.

e. Non-Exercise. If the Company and/or its assigns do not collectively elect to exercise the Right of First Refusal within the Option Period or such earlier time if the Company and/or its assigns notifies the Stockholder that it will not exercise the Right of First Refusal, then the Stockholder may transfer the Shares upon the terms and conditions stated in the Transfer Notice, provided that (i) the transfer is made within 90 days of the date the Company and/or its assigns notify the Stockholder that the Right of First Refusal will not be exercised; and (ii) the transferee agrees in writing that such Total Shares shall be held subject to the provisions of this Agreement.

f. Termination of Right of First Refusal. The provisions of this Right of First Refusal shall terminate as to all Total Shares upon the closing of the first sale to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Company's Common Stock.

6. Tax Election. The vesting of the Restricted Shares under this Agreement may result in adverse tax consequences for the Stockholder that may be avoided or mitigated by filing an election under Section 83(b) of the Internal Revenue Code of 1986, as amended. The Stockholder shall provide the Company with a copy of any timely election made pursuant to Section 83(b) or similar provision of state law. If Stockholder makes a timely election, Stockholder shall promptly pay to the Company any amount necessary to satisfy applicable federal, state and local income and employment tax withholding requirements. The form for making the Code Section 83(b) election is attached to this Agreement as Exhibit 6. **The Stockholder should consult with his or her personal tax advisor to determine the tax consequences of executing this Agreement and the advantages and disadvantages of filing the Code Section 83(b) election. The Stockholder acknowledges that it is his or her sole responsibility, and not the Company's, to file a timely election under Code Section 83(b), even if the Stockholder requests the Company or its representatives to make this filing on his or her behalf.**

7. Legend. All certificates evidencing Restricted Shares shall bear the following legend (in addition to any legend(s) required by applicable law):

> "THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT GRANTS TO THE COMPANY CERTAIN REPURCHASE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY AND A RIGHT OF FIRST REFUSAL. THE

SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE."

8. **No Retention Rights.** Nothing in this Agreement shall confer upon the Stockholder any right to continue in the employment of this Company, for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate of the Company employing or retaining the Stockholder) or of the Stockholder, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

9. **Background.** The Background terms are true, correct and complete, are ratified and confirmed and are incorporated in this Agreement by reference.

10. **Spousal Consent.** If requested by the Company and if the Stockholder is, on the date of execution of this Agreement, married or later becomes married or remarries, the Stockholder shall use Stockholder's best efforts to obtain and deliver to the Company the Consent of Spouse attached hereto as Exhibit 10.

11. **Notices.** Any notice required or permitted to be given hereunder by the Company shall be given in writing at the then-current address listed for the Stockholder on the books and records of the Company.

12. **Governing Law; Severability.** The parties intend that this Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and wholly performed within Florida by persons domiciled therein. Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement. If any provision of this Agreement is held to be invalid or unenforceable, it is the intention of the parties that such invalid or unenforceable provision shall be replaced with a valid and enforceable provision as like in tenor to the invalid or unenforceable provision as is possible.

13. **Stockholder Acknowledgment. BEFORE SIGNING THIS AGREEMENT, STOCKHOLDER WAS ADVISED OF STOCKHOLDER'S RIGHT TO CONSULT WITH AN ATTORNEY TO REVIEW THIS AGREEMENT AND HAD THE OPPORTUNITY TO HAVE AN ATTORNEY THROUGHOUT THE PROCESS LEADING UP TO STOCKHOLDER'S EXECUTION OF THE AGREEMENT. BEFORE SIGNING THIS AGREEMENT, STOCKHOLDER HAD FULL AND ADEQUATE OPPORTUNITY TO REVIEW AND READ IT. MOREOVER, STOCKHOLDER DID READ AND REVIEW THE AGREEMENT CAREFULLY AND FULLY UNDERSTOOD ITS CONTENTS, TERMS PROVISIONS AND CONDITIONS BEFORE SIGNING IT. STOCKHOLDER ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT SHALL SURVIVE THE TERMINATION, FOR ANY REASON OF STOCKHOLDER'S SERVICES TO AND FOR THE COMPANY.**

14. **Entire Acknowledgment.** This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof, and supersedes all prior communications,

INFINIUM LABS CORPORATION
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), made as of November 1, 2003 ("Effective Date"), between Infinium Labs Corporation, a Delaware corporation ("Company"), and the undersigned named executive ("Executive").

BACKGROUND

The Company is currently engaged in the business of: (a) developing and building a platform to play electronic video games; (b) operating an online game service to provide on-demand access to multi-player games and interactive entertainment; and (c) providing products, entertainment, advertising and services in the gaming console market, game rental or games on-demand, and the Internet gaming online business (collectively the "Business").

Company desires to obtain the services of Executive or continue the services of Executive, and Executive desires to be employed by Company or continue to be employed by Company, upon the terms and conditions hereinafter set forth. As an ancillary and integral part of this Agreement, Company desires to obtain Executive's covenant not to compete and other covenants, and Executive desires to make a covenant not to compete and such other covenants as hereinafter set forth. The Executive is or will be employed by the Company in a confidential relationship wherein the Executive, in the course of Executive's employment with the Company, has and will continue to become familiar with and be aware of information as to the Company and its subsidiaries and affiliates (collectively the "Infinium Companies") and their respective customers, the specific manner of doing business, including the processes, techniques and trade secrets utilized by the Infinium Companies, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company, which information is a trade secret and constitutes valuable good will of the Company.

NOW, THEREFORE, in consideration of the covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged, the parties, with the intent of being legally bound hereby, agree as follows:

1. Position and Responsibilities.

1.1 Position. Executive is employed by the Company to render services to the Company in the position of President / Chief ~~Technology~~ Operating Officer. Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Company. Executive shall abide by the rules, regulations and practices as adopted or modified, from time to time, in the Company's sole discretion; and Executive shall use Executive's best efforts to promote the interests of Company. This Agreement shall supersede any and all employment agreements, letters of intent, term sheets,

arrangements and/or any other understanding, whether written or oral, between the Executive and the Infinium Companies, regarding any and all matters relating to employment, compensation, benefits or similar matters.

1.2 Other Activities. Executive shall devote Executive's full business time, attention and skill to perform any assigned duties, services and responsibilities while employed by the Company, for the furtherance of the Company's business, in a diligent, loyal and conscientious manner. Executive shall not, during the term of this Agreement: (a) accept any other employment, or (b) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive's duties and responsibilities hereunder or create a conflict of interest with the Company. The foregoing limitations shall not be construed as prohibiting Executive from making personal investments in such form or manner as will neither require Executive's services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 4 hereof.

1.3 No Conflict. Executive represents and warrants that Executive's execution of this Agreement, Executive's employment with the Company, and the performance of Executive's proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity. Further, Executive shall indemnify the Company for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company, based upon or arising out of any non-competition agreement, invention or secrecy agreement between Executive and such third party which was in existence as of the date of this Agreement.

2. Compensation and Benefits.

2.1 Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary equivalent to Two Hundred Thousand and 00/100 Dollars ($200,000.00) per year, for the period November 1, 2003 through April 30, 2004, and thereafter, Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) per year ("Base Salary"). The Base Salary shall be paid in accordance with the Company's regularly established payroll practice. Executive's Base Salary shall be reduced by withholdings required by law. Executive's Base Salary will be reviewed, from time to time, in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted, in the sole discretion of the Board of Directors of this Company (the "Board").

2.2 Stock Options. The Company intends to establish the Infinium Labs Corporation 2003 Stock Incentive Plan (the "Stock Option Plan"). The Board will create a

INFINIUM LABS CORPORATION
EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the "Agreement"), made as of November 1, 2003 ("Effective Date"), between Infinium Labs Corporation, a Delaware corporation ("Company"), and the undersigned named executive ("Executive").

BACKGROUND

The Company is currently engaged in the business of: (a) developing and building a platform to play electronic video games; (b) operating an online game service to provide on-demand access to multi-player games and interactive entertainment; and (c) providing products, entertainment, advertising and services in the gaming console market, game rental or games on-demand, and the Internet gaming online business (collectively the "Business").

Company desires to obtain the services of Executive or continue the services of Executive, and Executive desires to be employed by Company or continue to be employed by Company, upon the terms and conditions hereinafter set forth. As an ancillary and integral part of this Agreement, Company desires to obtain Executive's covenant not to compete and other covenants, and Executive desires to make a covenant not to compete and such other covenants as hereinafter set forth. The Executive is or will be employed by the Company in a confidential relationship wherein the Executive, in the course of Executive's employment with the Company, has and will continue to become familiar with and be aware of information as to the Company and its subsidiaries and affiliates (collectively the "Infinium Companies") and their respective customers, the specific manner of doing business, including the processes, techniques and trade secrets utilized by the Infinium Companies, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company, which information is a trade secret and constitutes valuable good will of the Company.

NOW, THEREFORE, in consideration of the covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged, the parties, with the intent of being legally bound hereby, agree as follows:

1. Position and Responsibilities.

1.1 <u>Position</u>. Executive is employed by the Company to render services to the Company in the position of Chief ~~Technology~~ President/ Operating Officer. Executive shall perform such duties and responsibilities as are normally related to such position in accordance with the standards of the industry and any additional duties now or hereafter assigned to Executive by the Company. Executive shall abide by the rules, regulations and practices as adopted or modified, from time to time, in the Company's sole discretion; and Executive shall use Executive's best efforts to promote the interests of Company. This Agreement shall supersede any and all employment agreements, letters of intent, term sheets,

arrangements and/or any other understanding, whether written or oral, between the Executive and the Infinium Companies, regarding any and all matters relating to employment, compensation, benefits or similar matters.

1.2 Other Activities. Executive shall devote Executive's full business time, attention and skill to perform any assigned duties, services and responsibilities while employed by the Company, for the furtherance of the Company's business, in a diligent, loyal and conscientious manner. Executive shall not, during the term of this Agreement: (a) accept any other employment, or (b) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that might interfere with Executive's duties and responsibilities hereunder or create a conflict of interest with the Company. The foregoing limitations shall not be construed as prohibiting Executive from making personal investments in such form or manner as will neither require Executive's services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 4 hereof.

1.3 No Conflict. Executive represents and warrants that Executive's execution of this Agreement, Executive's employment with the Company, and the performance of Executive's proposed duties under this Agreement shall not violate any obligations Executive may have to any other employer, person or entity, including any obligations with respect to proprietary or confidential information of any other person or entity. Further, Executive shall indemnify the Company for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company, based upon or arising out of any non-competition agreement, invention or secrecy agreement between Executive and such third party which was in existence as of the date of this Agreement.

2. Compensation and Benefits.

2.1 Base Salary. In consideration of the services to be rendered under this Agreement, the Company shall pay Executive a salary equivalent to Two Hundred Thousand and 00/100 Dollars ($200,000.00) per year, for the period November 1, 2003 through April 30, 2004, and thereafter, Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) per year ("Base Salary"). The Base Salary shall be paid in accordance with the Company's regularly established payroll practice. Executive's Base Salary shall be reduced by withholdings required by law. Executive's Base Salary will be reviewed, from time to time, in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees and may be adjusted, in the sole discretion of the Board of Directors of this Company (the "Board").

2.2 Stock Options. The Company intends to establish the Infinium Labs Corporation 2003 Stock Incentive Plan (the "Stock Option Plan"). The Board will create a Stock Plan Committee, and it will recommend to the Board that Executive be provided with an option to purchase shares of the Common Stock of the Company pursuant to the terms

of the Stock Option Plan, which Stock Option Plan, provides, among other terms, for the grant of both "incentive" and "non-qualified" stock options to certain employees, directors and consultants of the Company. This recommendation will be considered for approval at the Company's annual meeting of the Board. The price per share of any approved options will be determined at that meeting. Executive's entitlement to any stock options that may be approved is conditioned upon Executive's signing of the Company's Stock Option Award Agreement ("SOAA") and is subject to its terms and the terms of the Stock Option Plan under which the options are granted, including vesting requirements. The Stock Plan Committee, in evaluating the number of stock options to be granted to Executive on an annual basis, shall consider a number of factors including, but not limited to, Executive's fulfillment of Executive's business management objectives ("BMO") annexed hereto as Exhibit 2.2.

2.3 Fringe Benefits. So long as Executive meets the applicable eligibility requirements, Executive shall be eligible to participate in the benefits made generally available by the Company to similarly-situated employees, in accordance with the benefit plans established by the Company, from time to time, and as may be amended, from time to time, in the Company's sole discretion. Company reserves the right to terminate any benefit plan for any reason or no reason. Such benefit plans, if adopted, will include coverage for health, hospitalization, dental, eye care, life and other insurance plans acceptable to the Company from time to time (collectively the "Health Plans").

2.4 Business Expenses. Throughout the term of Executive's employment hereunder, Company shall reimburse Executive for all reasonable and necessary travel, entertainment and other business expenses which may be incurred in direct connection with the performance of Executive's duties in accordance with policies adopted, from time to time, by Company concerning expense reimbursement for employees.

Such expenses as are authorized for payment or reimbursement shall be paid for by Company or reimbursed to Executive upon presentation to Company of an itemized expense statement with respect thereto and such other documentation as may be required by the Company's reimbursement policies from time to time.

2.5 Stock Restriction. Executive, if applicable, shall execute and deliver to Company, as a condition to the effectiveness of this Agreement, the Stockholder Vesting Agreement ("SVA") annexed hereto as Exhibit 2.5 and made a part hereof. Pursuant to the SVA and subject to Executive's satisfactory fulfillment of Executive's BMO, Stockholder has or will receive the Total Shares described in the SVA. Notwithstanding any other provision in the SVA and this Agreement to the contrary, as an inducement to Company to engage the Executive for employment and issue Total Shares to Executive (subject to the SVA), Executive covenants, for the benefit of the Company, that:

a. subject to any restrictions required by the Company's underwriter or investment banking firm, no offering, sale, contract to sell or other disposition of any Total Shares, (or any other securities at any time convertible or exchangeable into Common

Stock resulting from a stock split revenue stock split, stock dividend, combination, reclassification, or similar transactions) or warrants, rights or options exercisable at any time therefor will be made, during the following periods described below as items 1, 2 and 3, commencing twelve (12) calendar months after the Company successfully completes a firm commitment underwritten public offering ("IPO") for aggregate proceeds of at least Twenty-Five Million and 00/100 Dollars ($25,000,000.00) (before underwriting commissions and offering expenses ("Delayed Date"): (i) within one hundred and eighty (180) days after the Delayed Date, in excess of twenty-five percent (25%) of the amount which the Executive would be permitted to sell under Rule 144(e) under the Securities Act of 1933 (the "Act") [whether or not the Executive is then subject to the provisions of Rule 144(e)]; (ii) with respect to the period from one hundred and eighty (180) to two hundred and seventy (270) days after the Delayed Date, in excess of fifty percent (50%) of the amount which the Executive would be permitted to sell under Rule 144(e) under the Act [whether or not the Executive is then subject to the provisions of Rule 144(e]; (iii) with respect to the period from two hundred and seventy (270) days to three hundred and sixty (360) days after the Delayed Date, in excess of seventy-five percent (75%) of the amount which the Executive would be permitted to sell under Rule 144(e) [whether or not the undersigned is then subject to the provisions or Rule 144(e)]; and (iv) thereafter, subject to the provisions of Rule 144, in each case directly or indirectly, by the Executive, otherwise than pursuant to the consent of the Board or pursuant to bona fide gifts to persons who agree in writing with the Company to the bound by the provisions of this clause or, in the case of the death of the Executive, pursuant to Executives will or the laws of descent and distribution;

b. the Executive has not taken and will not take, directly or indirectly, any action after an IPO which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Total Shares; and

c. capitalized terms not otherwise defined in this Agreement shall have the meaning ascribed to them in the SVA.

2.6 Additional Executive Perquisites and Benefits. The Executive shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

a. paid vacation for each year during the period of employment as may be afforded officers and key employees generally under the Company's policies in effect from time to time (pro-rated for any year in which the Executive is employed for less than a full year); and

b. the Company shall provide the Executive with other executive perquisites as may be available to or deemed appropriate for the Executive by the Board and participation in all other Company-wide employee benefits as available from time to time, which may include participation in the Company's Long-Term Incentive Plan.

3. Term. The term of this Agreement shall commence on the Effective Date and shall end on the date which is the first anniversary of the Effective Date (the "Initial Term"); provided, however, that in the event that the Company or the Executive does not notify the other party on or prior to the date which is three (3) calendar months prior to the expiration of the Initial Term (such date, the "Notification Date") that it or he (as the case may be) desires that the Initial Term not be extended beyond the termination of the Initial Term, the term of this Agreement shall automatically be extended beyond the Initial Term for a successive one year period on each anniversary of the Notification Date [for purposes of clarity, it is the parties' intention that, in the absence of such notice, the extended term shall, at all times, be one (1) year], until either party gives notice to the other of its desire not to extend further the term of this Agreement beyond the end of the then-extended term (the term of this Agreement, whether during the Initial Term or any extension thereof, the "Term").

4. Non-Competition Agreement.

a. General. Subject to Section 4(c), the Executive shall not, during the period of Executive's employment by or with the Company, and for a period of two (2) years immediately following the termination of Executive's employment under this Agreement (such period, the "Restricted Period"), for any reason whatsoever, directly or indirectly, for Executive or on behalf of or in conjunction with any other person, persons, company, partnership, limited liability company, corporation, entity or business of whatever nature:

i. engage, as an officer, director, shareholder, owner, partner, joint venturer, or in any other capacity, whether as an agent, employee, independent contractor, consultant or advisor, or as a sales representative, in the Business or any other business whose products or services compete in whole or in part with the Company or any Infinium Company (or any material portion of an Infinium Company) during the Restricted Period (the "Territory");

ii. call upon any person who is, at that time, an employee of the Company (including an Infinium Company) for the purpose or with the intent of enticing such employee away from or out of the employ of the Company (including an Infinium Company), provided that the Executive shall be permitted to call upon and hire any member of Executive's immediate family;

iii. call upon any person or entity which is, at that time, or which has been, within the two (2) years prior to that time, a customer of the Company (including an Infinium Company) for the purpose of soliciting or selling products and services similar in nature to those which are or were provided by the Company to such customer; or persuade or attempt to persuade any agent, vendor, supplier, client, customer, prospective customer, independent contractor, or other person who has a business or professional relationship with the Company to cease to do business with the Company, reduce the amount of business that it historically has done with the Company, or otherwise, adversely or materially alter its business or professional relationship with the Company;

iv. call upon any prospective acquisition candidate, on the Executive's own behalf or on behalf of any competitor, which candidate was, to the Executive's actual knowledge after due inquiry, either called upon by the Company (including an Infinium Company) or for which the Company made an acquisition analysis, for the purpose of acquiring such entity, provided that the Executive shall not be charged with violating this section unless and until the Executive shall have knowledge or notice that such prospective acquisition candidate was called upon, or that an acquisition analysis was made for the purpose of acquiring such entity; or

v. disclose any information regarding customers, whether in existence or proposed, of the Company (or an Infinium Company) to any person, firm, partnership, corporation or business for any reason or purpose whatever.

Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Executive from acquiring as an investment not more than one percent (1%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

b. Remedies. Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, the foregoing covenants may be enforced by the Company in the event of a breach by the Executive, by injunctions and restraining orders. If a court having jurisdiction determines for any reason that the Company is not entitled to injunctive relief, the Company shall be entitled to recover from Executive all losses and damages suffered by the Company as a result of the breach (including treble, punitive, incidental and consequential damages) and all profit, remuneration, or other consideration that Executive gains from breaching this covenant; and reimbursement from Executive of all costs incurred by the Company in enforcing the covenant or otherwise defending or prosecuting any mediation, arbitration, or litigation arising out of the covenant. The Company may exercise any of the foregoing remedies concurrently, independently, or successively.

c. Reasonable Restraint. The foregoing covenants in this Section 4 impose a reasonable restraint on the Executive in light of the activities and business of the Company (including the Infinium Companies) on the date of the execution of this Agreement and the current plans of the Company (including the Infinium Companies); but it is also the intent of the Company and the Executive that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company (including the Infinium Companies) throughout the term of these covenants, whether before or after the date of termination of the employment of the Executive. For example, if, during the term of this Agreement, the Company (including the Infinium Companies) engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business enumerated under the background clauses above or the locations currently established therefor, then

the Executive will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business through the Restricted Period.

In the event the Executive cease to be employed hereunder and shall enter into a business or pursue other activities not in competition with the Company (including the Infinium Companies), or similar activities or business in locations the operation of which, under such circumstances, does not violate clause (a)(i) of this Section 4, and in any event such new business, activities or location are not in violation of this Section 4 or of Executive's obligations under this Section 4, if any, the Executive shall not be chargeable with a violation of this Section 4 if the Company (including the Infinium Companies) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

d. Severability. The covenants in this Section 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions of any specific covenant as set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

e. Independent Provisions. All of the covenants in this Section 4 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of such covenants. It is specifically agreed that the period of two (2) years following termination of employment stated at the beginning of this Section 4, during which the agreements and covenants of the Executive made in this Section 4 shall be effective, shall be computed by excluding from such computation any time during which the Executive is in violation of any provision of this Section 4.

5. Inventions and Proprietary Information; Prohibition on Third Party Information.

5.1 Proprietary Information and Invention Assignment Agreement (the "P&I Agreement") and Executive Confidentiality Agreement (the "EC Agreement"). Executive shall sign and be bound by the terms of the Company's P&I Agreement and EC Agreement (or similar agreements), the form of which have previously been provided to Executive by the Company, a copy of which are annexed hereto as Exhibit 5.1.

5.2 Non-Disclosure of Third Party Information. Executive represents and warrants and covenants that Executive shall not disclose to the Company, or use, or induce the Company to use, any proprietary or confidential information or trade secrets of others at any time, including, but not limited to, any proprietary information or trade secrets of any former employer, if any. Any violation of this provision shall be grounds for

Executive's immediate termination and could subject Executive to substantial civil liabilities and criminal penalties. Executive further specifically and expressly acknowledges that no officer or other employee or representative of the Company has requested or instructed Executive to disclose or use any such third party proprietary information or trade secrets.

6. Termination; Rights on Termination. This Agreement and the Executive's employment may be terminated in any one of the followings ways:

a. Death. The death of the Executive shall immediately terminate the Agreement, with no severance compensation due to the Executive's estate.

b. Disability. If, as a result of incapacity due to physical or mental illness or injury, the Executive shall have been absent from Executive's full-time duties hereunder for three (3) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such three (3) month period, but which shall not be effective earlier than the last day of such three (3) month period), the Company may terminate the Executive's employment hereunder provided the Executive is unable to resume the Executive's full-time duties at the conclusion of such notice period. In addition, the Executive may terminate the Executive's employment hereunder if Executive's health should become impaired to an extent that makes the continued performance of Executive's duties hereunder hazardous to the Executive's physical or mental health or the Executive's life, provided that the Executive shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that, at the Company's request made within thirty (30) days of the date of such written statement, the Executive shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to the Executive and such doctor shall have concurred in the conclusion of the Executive's doctor. In the event this Agreement is terminated as a result of the Executive's disability, the Executive shall receive from the Company, in a lump-sum payment due within ten (10) days of the effective date of termination, the Base Salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for two (2) months, whichever amount is lesser.

c. Cause. The Company may terminate the Agreement immediately upon written notice to the Executive for "Cause," which shall be: (i) the Executive's willful, material and irreparable breach of this Agreement; (ii) the Executive's gross negligence in the performance or intentional nonperformance continuing for ten (10) days after receipt of written notice of need to cure any of the Executive's material duties and responsibilities hereunder; (iii) the Executive's dishonesty, fraud or misconduct with respect to the business or affairs of the Company or any Infinium Company which materially or adversely affects the operations or reputations of the Company or the Infinium Companies; (iv) the Executive's conviction of a felony crime; or (v) chronic alcohol abuse or illegal drug abuse by the Executive. In the event of a termination for Cause, as enumerated above, the Executive shall receive no severance compensation, and all unvested stock options granted pursuant to Section 2.2 hereof shall be forfeited to the Company.

d. Without Cause. At any time after the Executive's commencement of employment, the Company may, without Cause, terminate this Agreement and the Executive's employment, effective thirty (30) days after written notice is provided to the Executive. The Executive may only be terminated without Cause by the Company during the Initial Term if such termination is approved by at least sixty-six percent (66%) of the members of the Board; thereafter, no specific approval percentage shall be required to effectuate such termination without Cause. In the event that the Executive is terminated by the Company without Cause, the Executive shall receive from the Company two (2) weeks' severance pay, based on the Executive's Base Salary then in effect. All unvested stock options granted pursuant to Section 2.2 hereof shall be forfeited to the Company.

e. Change in Control of the Company. In the event of a "Change in Control" of the Company (as defined in Section 12 of this Agreement) during the Term, referred to in Section 12 of this Agreement.

f. Resignation by Executive Without Good Reason. If the Executive resigns or otherwise terminates Executive's employment voluntarily, (i) the Executive shall receive no severance compensation, (ii) all unvested stock options granted pursuant to Section 2.2 shall be forfeited to the Company, and (iii) the Restricted Period shall remain as set forth in Section 4 hereof.

g. Survival and Continuing Obligations. Except for termination due to Cause, upon termination of this Agreement, the Executive shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to the Executive only to the extent and in the manner expressly provided in this Section 6 or in Section 12. All other rights and obligations of the Company and the Executive under the Agreement shall cease as of the effective date of termination; except that the Company's obligations under Section 6 herein and the Executive's obligation and other matters under Sections 2.5, 4, 5, 7, 8 and 9 herein shall survive such termination in accordance with their terms.

7. Return of Company Property. Executive shall deliver to the Company, upon termination of employment with the Company, for any reason and at any time upon the Company's request, all property, including: (a) all documents, contracts, writings, floppy and/or laser diskettes, computer generated materials, information or data stored in any medium, recordings and drawings pertaining to trade secrets, Confidential Information or other inventions and works of the Company; (b) all records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Executive, by or on behalf of the Company or any of its representatives, vendors or customers which pertain to the business of the Company, all of which shall be and remain the property of the Company, and shall be subject, at all times, to its discretion and control; (c) all equipment and tangible personal property entrusted to Executive by the Company; and (d) all correspondence, reports, records, charts, advertisement materials and other similar data pertaining to the business, activities or future plans of the Company,

in the possession or control of Executive, shall be delivered promptly to the Company without request by it, upon termination of Executive's employment. Executive shall certify to the Company, in writing, within five (5) days of any request by the Company, that all such materials have been returned to the Company.

8. Inventions. In addition to Executive's obligations under the P&I Agreement, the Executive shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by the Executive, solely or jointly with another, during the period of employment or within two (2) years thereafter, and which are related to the Business or activities of the Company or the Infinium Companies and which the Executive conceives as a result of Executive's employment by the Company. The Executive hereby assigns and agrees to assign all of Executive's interests therein to the Company or its nominee. Whenever requested to do so by the Company, the Executive shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's or the Infinium Companies interest therein.

9. Trade Secrets. The Executive shall not, during or after the Term of this Agreement with the Company, disclose the specific terms of the Company's or Infinium Companies' relationships or agreements with their respective vendors or customers or any other trade secret of the Company or Infinium Companies, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

10. Indemnification. Except, as otherwise provided in this Agreement and applicable law, in the event the Executive is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company or Infinium Company against the Executive), by reason of the fact that Executive is or was performing services under this Agreement, then the Company will indemnify the Executive against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by the Executive in connection therewith. In the event that both the Executive and the Company are made a party to the same third party action, complaint, suit or proceeding, the Company or Infinium Companies will engage competent legal representation, and the Executive will use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing the Executive, the Executive may engage separate counsel, and subject to the provisions of this Section 10, the Company will pay all attorneys' fees of such separate counsel. Further, while the Executive is expected at all times to use Executive's best efforts to faithfully discharge Executive's duties under this Agreement, the Executive cannot be held liable to the Company for errors or omissions made in good faith except where the Executive has exhibited gross, willful and wanton negligence and misconduct or performed criminal and fraudulent acts which materially damage the business of the Company or where the Executive failed to perform in the best interests of the Company.